Exhibit 99.1

SANTA FE ENERGY TRUST

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, OCTOBER 31, 2006 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED SEPTEMBER 30, 2006.  UNITHOLDERS OF RECORD ON NOVEMBER 15, 2006, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $6,072,550 OR $0.96390 PER UNIT PAYABLE NOVEMBER 30, 2006.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	62,200	—	64.64	—

NET PROFITS ROYALTIES	34,110	171,981	61.81	6.25

THE TRUST WILL BE LIQUIDATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:

SANTA FE ENERGY TRUST

THE BANK OF NEW YORK TRUST COMPANY, N.A., TRUSTEE

MIKE ULRICH

221 WEST SIXTH STREET

AUSTIN, TX 78701

(800) 852-1422